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                                                                    Exhibit 21.1


                          Subsidiaries of Registrant


                                                  Jurisdiction of
                                                  Incorporation or
           Name                                     Organization
           ----                                   ----------------

     CNBT Bancshares of Delaware, Inc.            Delaware
     Citizens National Bank of Texas              United States
     CNB Mortgage Company                         Texas